UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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 Evolution Petroleum Corporation
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1155 Dairy Ashford, Suite 425
Houston, Texas 77079

Dear Evolution Stockholders:
You are cordially invited to attend the 2016 annual meeting of stockholders of Evolution Petroleum Corporation. The meeting will be held at the Company's offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, commencing at 10:00 a.m. Central Time, on Thursday, December 8, 2016. If you plan to attend, please notify our Corporate Secretary, Karon Mueller, at (713) 935-0122.
The notice of the annual meeting of stockholders and the proxy statement on the following pages cover the formal business of the meeting, which includes four items to be voted on by our stockholders.
If your shares are held in "street name" in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors, the proposal to adopt a new stock incentive plan or the advisory vote to approve executive compensation, your shares will not be voted on these matters.
At the meeting, I will also report on the Company's current operations and will be available to respond to questions from stockholders. Recording devices will not be permitted in the meeting.
Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker or bank as a nominee or agent), even if you plan to attend the meeting. Additional information is further explained in the proxy statement under "How Can I Vote?"
Thank you for your continued interest in Evolution Petroleum Corporation.

Sincerely,
/s/ ROBERT S. HERLIN Robert S. Herlin Chairman of the Board

Houston, Texas
October 28, 2016

1155 Dairy Ashford, Suite 425
Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 8, 2016

To the Stockholders of Evolution Petroleum Corporation:
NOTICE IS HEREBY GIVEN that the 2016 annual meeting of stockholders (the "annual meeting") of Evolution Petroleum Corporation, a Nevada corporation (the "Company"), will be held on Thursday, December 8, 2016, commencing at 10:00 a.m. Central Time, at the Company's principal executive offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. The annual meeting will be held for the following purposes:

(1)	To elect five directors to our Board of Directors, each to serve until the 2017 annual meeting of stockholders or until their successor is elected and qualified;

(2)	Vote to adopt the Company's 2016 Equity Incentive Plan;

(3)	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017;

(4)	To hold in an advisory vote to approve the compensation of our named executive officers; and

(5)	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Only those stockholders of record at the close of business on October 14, 2016 are entitled to notice of, and to vote at the annual meeting or any postponement or adjournment thereof, notwithstanding the transfer of any shares after such date. If you were a stockholder at the close of business on October 14, 2016, you are entitled to vote.
        Whether or not you expect to attend the annual meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting you may withdraw any previously given proxy and vote your shares in person.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2016
The attached proxy statement and proxy card, and our annual report on Form 10-K for the fiscal year ended June 30, 2016, are also available on the Company's website, www.evolutionpetroleum.com. From the homepage, you can link through the "Investors" page to the "Proxy Materials" page. Directions to attend the annual meeting and vote in person are also available on our website. From the homepage, you can link to "Contact" where you will find a link to a map to our Houston office.

By Order of the Board of Directors,

/s/ RANDALL D. KEYS Randall D. Keys President & Chief Executive Officer

Houston, Texas
October 28, 2016

1155 Dairy Ashford, Suite 425
Houston, Texas 77079
(713) 935-0122
_______________________________________
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
December 8, 2016

This proxy statement accompanies the Notice (the "Notice") of the annual meeting of stockholders (the "annual meeting") of Evolution Petroleum Corporation, a Nevada corporation (hereinafter, "us", "we", "our" or the "Company"), in connection with the solicitation of proxies by and on behalf of our Board of Directors (the "Board") for use at our annual meeting to be held at 10:00 a.m., Central Time, at our Company's principal executive offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, on December 8, 2016, and at any postponement or adjournment thereof.
The Company's annual report for the fiscal year ended June 30, 2016 is being mailed to stockholders with the mailing of the Notice and proxy statement. This proxy statement and the accompanying proxy card are first being sent to our stockholders on or about October 31, 2016.
The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Continental Stock Transfer & Trust Company ("CST"), as part of CST's services as the Company's transfer agent, assists in the solicitation of proxies in connection with the annual meeting. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, email, or facsimile communication. These officers, directors and employees will not receive any compensation for these services. The Company will reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company. The costs of solicitation will be borne by the Company.
What is the purpose of the 2016 annual meeting?
At the annual meeting, stockholders will act upon the matters outlined in the attached Notice and described in detail in this proxy statement, which are to:
(1)   Elect five directors to our Board of Directors, each to serve until the 2017 annual meeting of stockholders or until their successor is elected and qualified;
(2)   Vote to adopt the Company's 2016 Equity Incentive Plan;

(3)	Ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017;
(4)   Hold an advisory vote to approve the compensation of our named executive officers; and
(5)   Transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
In addition, Company management will report on our performance during the fiscal year ended June 30, 2016, which we refer to as fiscal 2016, and respond to questions from stockholders.
Although the Board does not anticipate that any other matters will come before the annual meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the annual meeting.

Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on October 14, 2016 (the "Record Date") will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.
How can I Vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record (i.e., your shares are registered directly in your name, as opposed to being held in a stock brokerage account or by a bank or other nominee), you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You may also use telephone or internet voting procedures, if offered by your broker or bank as a nominee or agent. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual meeting or any adjournment thereof as specified therein by the person giving the proxy; however, if no specification is made the shares represented by proxy will be voted as recommended by our Board of Directors, to the extent permitted by law.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in the "street name" of the entity holding your shares.
As a beneficial owner, you have the right to instruct or direct your broker or nominee how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record (record holder) you may not vote these shares in person at the annual meeting unless you obtained a signed proxy from the record holder giving you the right to vote these shares.
If you hold your shares in "street name", you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority.
There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote your shares unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
Your broker is not able to vote on your behalf for the election of directors, proposal to adopt a new equity incentive plan or the non-binding advisory vote on say on pay of our named executive officers without specific voting instructions from you.
How Can I Revoke My Proxy or Change My Vote?
Even if you have given a proxy or given your broker, bank or other agent voting instructions, you have the power to revoke your proxy or change your voting instructions at any time before the annual meeting. Stockholders of record may revoke their proxy prior to its exercise by delivering written notice of revocation to our Corporate Secretary, at 1155 Dairy Ashford, Suite 425 Houston, Texas 77079, by executing a later-dated proxy, or by attending the annual meeting and voting in person. If your shares are held by your broker or bank as a nominee or agent (such as in your brokerage account), you may change your vote by following the instructions provided by your broker or bank. You may also change your vote by voting in person at the annual meeting if you have obtained a valid proxy from your broker, bank, or other agent to vote your shares at the annual meeting.
What are the voting rights of the holders of our common stock?
Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the annual meeting.
With regard to the election of directors, the Company has adopted a majority voting policy whereby any of the five nominees receiving the majority of votes cast will be elected provided a quorum is present. Any nominee who does not receive at least a majority of the votes cast with respect to his election shall tender his resignation to the Board, whereupon, the Board in its sole discretion can accept such resignation within 60 days. If the Board does not accept such resignation, the director will continue to serve as a member of the Board of Directors.
On each other matter to be presented, the affirmative vote of a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote will be necessary to approve the matter.
Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast, and therefore they will have no effect on the outcome of the matters presented at the annual meeting.
What constitutes a quorum?
Our Bylaws provide that the presence, in person or by proxy, of the holders of a majority of outstanding shares of our common stock at our annual meeting shall constitute a quorum.
For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. On the record date, there were 33,045,515 shares of our common stock (including restricted shares) issued and outstanding and such shares are the only shares entitled to vote at the annual meeting.
What are the Board's recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of the proposals in this proxy statement. In summary, the Board unanimously recommends that you vote:

•	FOR the election of each of the five directors named in this Proxy Statement, to serve until our annual meeting of stockholders in 2017, or until their successor is elected and qualified;

•	FOR the adoption of the Company's 2016 Equity Incentive Plan (the "2016 Incentive Plan");

•	FOR the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

•
FOR the approval of, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the compensation discussion and analysis, the summary compensation table and other related compensation tables, notes and narrative in this Proxy Statement for the Company's 2016 annual meeting of stockholders.

The proxy holders will vote in their discretion with respect to any other matter that may properly come before the annual meeting.
Proxies
If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the annual meeting and at any postponement or adjournment thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated on the proxy card, the official proxies will vote (1) "For" the proposals described in this proxy statement and (2) as to any other matters properly brought before the annual meeting or any postponement or adjournment thereof, in the sole discretion of the proxy holders.
A stockholder who has returned a proxy card may revoke it at any time prior to its exercise at the annual meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Evolution Petroleum Corporation a duly executed proxy bearing a later date, or (iii) appearing at the annual meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425 Houston, Texas 77079, Attention: Corporate Secretary.
What are the Company's Governance Practices and Policies?
See the detailed discussion under "Corporate Governance", beginning on page 12.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors
Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The minimum number of directors is established by our bylaws, and may be increased by the majority vote of the Board. The current number of directors is five. Assuming the presence of a quorum, a majority of the votes cast in person or by proxy at the annual meeting is required for the election of each director.
Director Nominees
All five nominees are currently serving as directors of the Company. We have determined there are four "independent" directors serving on our Board as defined in the listing standards of the NYSE MKT. All five of our incumbent directors are standing for re-election.
As discussed in more detail under the heading "Nominating Committee" in this proxy statement, the Board considers qualifications and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Nominating Committee review the particular experiences, qualifications, attributes or skills of each of the nominees. The biographies of each of the nominees below contain information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. They also highlight the particular experiences, qualifications, attributes or skills that have caused the Nominating Committee and the Board to conclude that such persons should serve as a director of the Company. In particular, each nominee brings extensive and specific expertise in key functional and industry areas in which we, as a company, are active. The five nominees for director are:
Robert S. Herlin, age 61, the co-founder of our Company, has been a director since the Company's inception in September 2003 and has served as Chairman of the Board of Directors since January 2009. He held the title of Chief Executive Officer from 2003 until December 31, 2015 and the title of President from 2003 through September 2014. Mr. Herlin has over 30 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Mr. Herlin currently serves as director and audit committee member for Enservco Corporation, a publicly traded company specializing in well enhancement and fluids logistics for E&P operators in the U.S., and as a director of Well Lift, Inc., a privately held company partially owned by our Company that applies the GARP® lift technology developed by the Company. Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., an oil field services company, from 2003 until its sale to Halliburton Company in September 2010. Mr. Herlin also is the President and owner of AVL Resources, LLC, a privately held investment company. Prior to 2003, Mr. Herlin served in various officer capacities for upstream and midstream oil and gas and telecom companies, both private and public. Mr. Herlin previously served on the Engineering Advisory Board for the Brown School of Engineering at Rice University, where he previously served on the Centennial Council for Chemical and BioMolecular Engineering. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University. We believe Mr. Herlin's executive leadership of our Company since its founding, extensive oil and gas industry experience, multi-functional expertise, education and his Board of Director service to public companies qualifies Mr. Herlin to serve on our Board.
Edward J. DiPaolo, age 63, has served as director for Evolution since 2004. He currently serves as our Lead Independent Director, Chairman of our Nominating Committee, and as a member of our Audit and Compensation Committees. Mr. DiPaolo has been a Senior Advisor at Duff & Phelps Securities, LLC since 2011. Prior to that, he was an Energy Partner at Growth Capital Partners, L.P. for eight years following his 27 years at Halliburton Company, where he last served as Group Senior Vice President of Global Business Development. Prior roles at Halliburton included North American Regional Vice President and Far East Regional Vice President. In those roles, he was responsible for overall operations of Halliburton Energy Services' North America and Far East regions. Mr. DiPaolo currently serves as Chairman of the Board for Seventy Seven Energy, Inc. and as a Director for Willbros Group Inc., both of which are public companies, as well as on several private company boards. He previously served as a director and Interim Chairman of the Board of Directors of Boots and Coots, Inc. prior to its sale to Halliburton; as a director of Superior Well Services, Inc. prior to its sale to Nabors Industries, Inc; and as a director of Inncore Subsurface Technologies prior to its sale to BJ Services Company. Mr. DiPaolo received his undergraduate degree in Agricultural Engineering from West Virginia University in 1976 and currently serves on the Advisory Board for the West Virginia University College of Engineering. We believe Mr. DiPaolo's extensive experience in oilfield service, corporate advisory roles, education and Executive and Board of Director service to public and private companies qualifies Mr. DiPaolo to serve on our Board, his assigned Committees and as our Lead Independent Director.

William E. Dozier, age 64, has served as director for Evolution since 2005. Mr. Dozier has over 40 years of oil & gas industry experience. He is the Chairman of the Compensation Committee and also a member of the Audit Committee and Nominating Committee. Since 2005, Mr. Dozier is President of Extex Consulting, Inc., an independent oil and gas consulting firm. From 1992 to 2005, Mr. Dozier served as Senior Vice President of Operations, and later as Senior Vice President for Business Development, for Vintage Petroleum, a large publicly traded global independent oil and gas company acquired by Occidental Petroleum. From 1983 to 1992, he was Manager of Operations Engineering for Santa Fe Minerals, a privately held E&P Company. Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas of the United States. From May 2009 to July 2011, Mr. Dozier served on the Board of Directors of CAMAC Energy, Inc (formerly Pacific Asia Petroleum, Inc.). Mr. Dozier also serves on several private and charitable boards. In September 2013, Mr. Dozier began a three year term on the External Advisory Committee for The University of Texas Cockrell School of Engineering Department of Petroleum and Geosystems Engineering. He is a Registered Petroleum Engineer in the State of Texas with a B.S. in Petroleum Engineering from The University of Texas at Austin. We believe Mr. Dozier's extensive experience in oil and gas exploration and development, education and Executive and Board of Director service to public companies qualifies Mr. Dozier to serve on our Board and his assigned Committees.
Kelly W. Loyd, age 42, has served as director of Evolution since 2008. He currently serves as a member of the Compensation Committee and as a member of the Nominating Committee. Since 2004, Mr. Loyd has been employed by JVL Advisors, LLC, a private energy investment company that owns approximately 15% of our common shares. From 2001 to 2004, Mr. Loyd was an associate in the energy corporate finance investment banking group at RBC Capital Markets and Howard Frazier Barker Elliot. Previously, Mr. Loyd served as a founder and controller of L.A.B. Sports and Entertainment, a sports/entertainment promotion and production company, a Managing Partner of Tigre Leasing, L.L.P, a commercial real estate company focused on the purchase/sale of resort properties, and as an analyst in Jefferies and Company,  Inc.'s energy corporate finance investment banking group. Mr. Loyd received a B.S. in Economics with Finance Applications from Southern Methodist University and earned an MBA from Rice University. We believe Mr. Loyd's extensive experience in energy investment banking and his education qualifies Mr. Loyd to serve on our Board and his assigned Committees.
Gene G. Stoever, age 78, has served as director for Evolution since 2004. He currently serves as Chairman of our Audit Committee and as a member of the Compensation Committee, the Nominating Committee and the Dividend Committee. Mr. Stoever was an audit partner with KPMG LLP for 24 years until his retirement. During his tenure at KPMG, he served domestic and multinational clients engaged in the manufacturing, construction, refining, oil and gas, real estate and banking industries. He also served as an SEC Reviewing Partner responsible for advising clients and reviewing domestic and foreign filings with the SEC. Mr. Stoever currently serves as a director, chairman of the Audit Committee and member of the Compensation Committee of Orion Marine Group, Inc (NYSE: ORN) and previously served on the Boards and as chairman of the Audit Committees of several other companies. Mr. Stoever is a Certified Public Accountant in the State of Texas (currently inactive license holder) and earned his B.B.A. degree in accounting with honors from The University of Texas at Austin. We believe Mr. Stoever's extensive experience in public accounting as a former Big Four partner, knowledge of financial reporting, SEC, GAAP and auditing standards, education and certification as a CPA, designation of a Governance Fellow by the National Association of Corporate Directors, and Board Service to public and private companies qualifies Mr. Stoever to serve on our Board, his assigned Committees and as an Audit Committee Financial Expert.
We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.
        The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of each of the director nominees listed above.
PROPOSAL 2

ADOPTION OF THE COMPANY'S 2016 EQUITY INCENTIVE PLAN

The Board of Directors of the Company has adopted the Evolution Petroleum Corporation 2016 Equity Incentive Plan (the “2016 Incentive Plan”), subject to approval at this annual meeting. The following is a summary of the material provisions of the 2016 Incentive Plan. A copy of the 2016 Incentive Plan is attached to this proxy statement as Appendix A and the summary below is qualified in its entirety by the full text of the 2016 Incentive Plan.

We are asking our stockholders to approve the 2016 Incentive Plan, which is a new equity incentive plan that is separate from the Company’s Amended and Restated 2004 Stock Plan (the “2004 Plan”). The purpose of the 2016 Incentive Plan is to (a) enable the Company to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long range success; (b) provide incentives that align with the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

The 2004 Plan is the only plan pursuant to which we can grant restricted stock and other stock-based compensation, and the limited number of shares remaining available under the 2004 Plan restricts our ability to grant stock-based awards. As of June 30, 2016, approximately 282,133 shares of common stock remain available for future grants. It is anticipated that meeting the plans and objectives of the Board, Compensation Committee and the 2004 Plan will likely utilize almost all of the shares presently available for awards under the 2004 Plan shortly following this annual meeting. In addition, the 2004 Plan will expire in accordance with its terms in October 2017. If approved by our stockholders, the 2016 Incentive Plan will replace the 2004 Plan (although all outstanding awards granted under the 2004 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the 2004 Plan), and following the remaining planned issuances of awards shortly after this annual meeting, no additional awards will be granted under the 2004 Plan, the Board will terminate the 2004 Plan, and all remaining shares reserved under the 2004 Plan, if any, will be returned to the Company's general authorized but unissued shares not held in reserve. The 2016 Incentive Plan, if approved by the stockholders, will provide us with an updated equity incentive plan that will, among other things, do the following:

•	provide for a share reserve under the 2016 Incentive Plan of 1,100,000 shares of common stock for future issuance of equity-based awards;

•
update performance awards available to be granted under the plan and the business criteria on which performance goals may be based for performance awards, approval of which will permit performance compensation awards grants under the 2016 Incentive Plan to qualify as tax-deductible performance-based compensation under the section 162(m) of the Internal Revenue Code;

•	provide for deduction or clawback of future awards if required under applicable laws or stock exchange requirements or any policy we adopt to comply with such laws or requirements;

•	reflect changes under the Internal Revenue Code and update certain definitional terms; and

•	extend the time during which we can issue equity based awards, as the 2016 Incentive Plan will terminate on the tenth anniversary of the date of this annual meeting.

The approval of the 2016 Incentive Plan will allow us to continue to grant restricted stock and other awards at levels determined appropriate by our Board of Directors. The 2016 Incentive Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors, and consultants, and to provide long term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Description of the 2016 Incentive Plan
The material features of the 2016 Incentive Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2016 Incentive Plan, which is attached as Appendix A to this proxy statement. Stockholders are urged to read the actual text of the 2016 Incentive Plan in its entirety.

Eligible Participants. Eligible reward recipients under the 2016 Incentive Plan are employees, consultants and directors of our Company and its affiliates and such other individuals designated by the plan administrator who are reasonably expected to become employees, consultants and directors after the receipt of awards. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors.
Administration. The 2016 Incentive Plan will be administered by the Board of Directors or a committee of the Board. The Board of Directors has appointed and delegated authority to our Compensation Committee to act as plan administrator of the 2016 Incentive Plan. Among other responsibilities, the plan administrator selects participants from among the eligible individuals, determines the number of shares that will be subject to each award, prescribes the terms and conditions of each award, including the exercise price and medium of payment and vesting provisions, and to specify the provisions of the award agreements relating to such grants. The Board may amend or terminate the 2016 Incentive Plan at any time. Amendments will not be effective without stockholder approval to the extent stockholder approval is necessary to satisfy applicable law or stock exchange requirements. Unless terminated earlier, the 2016 Incentive Plan will terminate on the tenth anniversary on the date the stockholders approve the 2016 Incentive Plan.
The plan administrator may also delegate its authority to one or more of our officers with respect to awards that do not involve officers or insiders under Section 16 of the Exchange Act.

Shares Available for Awards. If this proposal is approved, the aggregate number of shares of our common stock reserved for issuance for awards under the 2016 Incentive Plan is 1,100,000 shares of common stock. Shares subject to an award that is canceled, forfeited or expires prior to exercise or realization will not become available for re-issuance under the 2016 Incentive Plan. No participant shall be granted, during any one year period, options to purchase common stock and stock appreciation rights with respect to more than 330,000 shares of common stock in the aggregate or any other awards with respect to more than 165,000 shares in the aggregate. If an award is to be settled in cash, the number of shares on which the award is based shall not count toward this individual share limit.
Types of Awards. Incentives under the 2016 Incentive Plan may be granted in any one or a combination of the following forms: incentive stock options and non-statutory stock options, stock appreciation rights, or SARs, restricted stock awards and restricted stock unit awards, performance share awards, performance cash awards, and other forms of incentives valued in whole or in part by reference to, or otherwise based on, our common stock, including the appreciation in value thereof.
Stock Options. Non-qualified and incentive stock options may be granted to eligible participants to purchase shares of common stock from the Company. The 2016 Incentive Plan confers on the plan administrator the discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option, provided that the purchase price shall be not less than the fair market value of the common stock subject to the option on the date of grant. Unless otherwise provided in an award agreement, each option will vest and become exercisable in annual installments over a four-year period beginning on the date of grant. The fair market value may be based on the closing price of the common stock as quoted on its principal exchange or market, or on such other method of determining the fair market value of a share of common stock that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Stock options may be subject to other terms and conditions (which may be based on performance or other criteria) deemed appropriate by the plan administrator.

Stock Appreciation Rights. Stock appreciation rights may be granted independent of or in tandem with any option under the 2016 Incentive Plan. The strike price of a stock appreciation right is determined by the plan administrator, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on settlement, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the plan administrator. Unless otherwise provided in an award agreement, each stock appreciation right will vest and become exercisable in annual installments over a four-year period beginning on the date of grant. Stock appreciation rights may be subject to other terms and conditions (which may be based on performance or other criteria) deemed appropriate by the plan administrator.

Restricted Stock and Restricted Stock Units. Restricted stock awards or restricted stock units may be granted under the 2016 Incentive Plan. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other terms and conditions (which may be based on performance or other criteria) imposed by the plan administrator. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the plan administrator. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the plan administrator. Unless otherwise provided in the award agreement, the restricted period for a restricted award will be a four-year period beginning on the date of grant over which the restricted award will vest with respect to 1/4 of the award on each anniversary of the date of grant. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The plan administrator may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the plan administrator in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the plan administrator in the award agreement.

Performance Awards. The 2016 Incentive Plan allows us to grant cash and stock-based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the plan administrator; provided, however, that any performance period must be at least one fiscal quarter in length.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the plan administrator will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the plan administrator will establish the performance goals, based upon one or more criteria, which we refer to as performance criteria, enumerated in the 2016 Incentive Plan and described below.

Performance goals under the 2016 Incentive Plan will be based on one or more of the following performance criteria, but not limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital; (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xix) working capital targets; (xx) enterprise value; (xxi) safety record; (xxii) completion of acquisitions or business expansion, (xxiii) reserve growth, (xxiv) reserve replacement, (xxv) production growth, (xxvi) finding and development costs, (xxvii) drilling programs commenced, (xxviii) drillable prospects, capabilities and critical path items established, (xxix) acquisition cost efficiency, (xxx) acquisitions of oil and gas interests and (xxxi) third-party capital sourcing. Performance goals may be used on an absolute or relative basis to measure the performance of the Company and/or an affiliate as a whole or any division, business unit or operational unit of the Company and/or an affiliate or any combination thereof, or as compared to the performance of a group of comparable companies, or published or special index, or as compared to various stock market indices.

The maximum amount covered by the performance awards that may be granted to any one participant for a performance period (excluding any options or SARs) is 165,00 shares of our common stock in the case of performance share awards and $500,000 in the case of performance cash awards. Such limits are designed to allow us to grant awards that are exempt from the $1,000,000 limitation on the income tax deductibility for compensation paid per covered employee imposed by Section 162(m) of the Code.

Adjustments in Capitalization. The 2016 Incentive Plan provides that in the event of certain corporate events or changes in our common stock, the awards granted, the exercise price of options and stock appreciation rights, the number of shares available under the 2016 Incentive Plan and the maximum number of shares that may be granted under awards to any one participant in a one year period will be equitably adjusted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award.

Change in Control and Other Corporate Transactions. The 2016 Incentive Plan provides that in the event of a change in control transaction or other corporate transaction such as a dissolution or liquidation of our company, or any corporate separation or division, the plan administrator may, in its sole discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding award and pay to the holders thereof, in cash or stock, or any combination thereof, the values of the awards based on the price per share of common stock received or to be received by shareholders of the Company in the event. In the case of any stock option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the event, the plan administrator may cancel the stock option or SAR without the payment of consideration thereof.
Clawback. Any award granted under the 2016 Incentive Plan that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
U.S. Federal Tax Consequences
The U.S. federal income tax rules applicable to awards under the 2016 Incentive Plan under the Code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2016 Incentive Plan may be intended to qualify as incentive stock options under section 422 of the

Code or may be nonstatutory stock options governed by section 83 of the Code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a nonstatutory stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option exercise price. We generally are entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option if the applicable holding periods are satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a nonstatutory stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.
Generally, taxes are not due when a restricted award is initially granted, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (generally, when it becomes vested or transferable), in the case of a restricted stock award, or when shares are issued in connection with vesting, in the case of a restricted stock unit. Income tax is calculated on the value of the stock at ordinary rates at that time, and then at capital gain rates when the shares are sold. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect under Code section 83(b) to recognize taxable ordinary income in an amount equal to the fair market value of the stock on the date of grant. If the election is made in a timely manner, the participant will not recognize any additional income when the award is no longer transferable or subject to a “substantial risk of forfeiture.”
Section 409A of the Code provides additional tax rules governing non-qualified deferred compensation. Generally, Code section 409A will not apply to awards granted under the Plan, but may apply in some cases to restricted stock units and performance units. For such awards subject to Code section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards.

As described above, awards granted under the 2016 Incentive Plan may be structured to qualify as performance-based compensation under section 162(m) of the Code. To qualify, the 2016 Incentive Plan must satisfy the conditions set forth in Code section 162(m), and stock options and other awards must be granted under the Plan by a committee consisting solely of two or more outside directors (as defined under section 162 regulations) and must satisfy the 2016 Incentive Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. For awards other than stock options and stock appreciation rights to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2016 Incentive Plan, as established and certified by a committee consisting solely of two or more outside directors. The rules and regulations issued under Code section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. We currently have structured the 2016 Incentive Plan and awards to senior executive officers who may be subject to section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under section 162(m). Thus, there can be no assurance that any compensation awarded or paid under the 2016 Incentive Plan will be deductible under all circumstances and section 162(m) could limit the deductibility of compensation related to awards granted under the 2016 Incentive Plan.
Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Code section 280G. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied a federal income tax deduction.
New Plan Benefits
Because future awards under the 2016 Incentive Plan will be granted in the discretion of the plan administrator, the type, number, recipients and other terms of such awards cannot be determined at this time.
The Board of Directors unanimously recommends that the stockholders vote “FOR” the adoption of the Company’s 2016 Equity Incentive Plan.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers (sometimes referred to as the "Say-on-Pay Proposal"). Accordingly, you may vote on the following resolution at the meeting:
        "Resolved, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement relating to the Company's 2016 annual meeting, is hereby approved."
This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As described in detail under "Compensation Discussion and Analysis" our compensation program is designed to attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience. To do this we offer a compensation package that recognizes individual and company performance. Elements of this compensation package include base salary, annual cash incentives and long-term equity incentives. Our compensation package is meant to provide incentives and maximize stockholder value by (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders and link such compensation more closely to performance, (ii) structuring annual incentive compensation to be contingent upon the achievement of performance measures, and (iii) designing each component of executive compensation to be competitive with the compensation practices of our oil and gas industry peer companies. The structure of our executive compensation is the same structure as provided to all employees. We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. Stockholders are encouraged to read the section of this proxy statement titled "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure.
Vote Required
The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote "FOR" or "AGAINST" or abstain from voting.
        The Board of Directors recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled "Compensation Discussion and Analysis," the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.
PROPOSAL 4
PROPOSAL TO RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JUNE 30, 2017
The Audit Committee of our Board of Directors has appointed the firm of Hein & Associates LLP as the Company's independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2017. Since June 30, 2004, Hein & Associates LLP has served as our independent registered public accounting firm.
We are not required to seek stockholder approval for the appointment of our independent registered public accountant; however, the Audit Committee and the Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Audit Fees
The aggregate fees billed to us by our independent registered public accounting firm, Hein & Associates LLP, for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for fiscal years ending June 30, 2016 and 2015 were as follows:

	2016	2015
Audit Fees	$135,768	$132,722
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees we paid Hein & Associates LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K, including professional services rendered in connection with the audit of internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in our Form 10-Q's and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements. "Audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
All audit fees were pre-approved by our Audit Committee Chairman.
The Audit Committee has considered the compatibility of the non-audit services provided by Hein & Associates LLP, to Hein & Associates' continued independence and has concluded that its independence is not compromised.
Pre-Approval of Services by External Auditor
The Audit Committee has a Pre-Approval Policy with respect to services which may be performed by the independent auditor. This policy lists specific audit, audit-related, and tax services as well as any other services that the independent auditor is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairman, to whom such authority has been conditionally delegated, prior to engagement. During fiscal year 2016, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.
        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.
The Company has invited a representative from Hein & Associates LLP to be present at the 2016 annual meeting. In the event that a representative of Hein and Associates LLP is present at the annual meeting, they will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

CORPORATE GOVERNANCE
Meetings of the Board of Directors and Committees
Board of Directors
The property, affairs and business of our company are under the general management of our Board of Directors as provided by the laws of the State of Nevada and our Bylaws. We have separately designated standing Audit, Compensation and Nominating Committees of the Board of Directors. The Audit Committee was established in accordance with section 3(a)(58)(A) of The Securities Exchange Act of 1934, as amended (the "Exchange Act") and the requirements of the NYSE MKT. The Board of Directors held six meetings during fiscal 2016. Each director attended all of the total meetings of the Board and at least 75% of the total number of meetings held by all committees of the Board on which such director served during fiscal 2016.
Director Independence
The Board of Directors affirmatively determines the independence of each director in accordance with the NYSE MKT rules and listing standards. The Board has determined that Messrs. William E. Dozier, Edward J. DiPaolo, Gene G. Stoever and Kelly W. Loyd each qualify as independent non-employee directors with no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Robert S. Herlin is not independent since he was a named executive officer of the Company through September 30, 2016. Pursuant to regulations, a minimum of three years must pass before Mr. Herlin is eligible to be considered for independence.
Audit Committee
The Board of Directors has instructed the Audit Committee to meet periodically with our management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our Board the independent auditors to be retained, and receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee's functions are further described under the heading "Audit Committee Report". A copy of the written charter adopted by the Board of Directors for the Audit Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/governance.html.
The Audit Committee is currently composed of Gene G. Stoever, Chairman, and Messrs. Edward J. DiPaolo and William E. Dozier. Each member of the Audit Committee is "independent"under the standards for audit committee members for companies listed on the NYSE MKT. Each member of the Audit Committee also satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Mr. Stoever qualifies as an "audit committee financial expert" as defined under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. The Audit Committee met four times during fiscal year 2016.
Audit Committee Report
The management of Evolution Petroleum Corporation has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures. The Company's independent registered public accounting firm (herein, our "independent auditor") is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The independent auditor is also responsible for performing independent audits of the Company's internal controls over financial reporting. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings.
In order to fulfill its monitoring and oversight duties, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 with both management and the independent registered public accounting firm, Hein & Associates LLP, matters related to Section 404 of the Sarbanes-Oxley Act of 2002, and the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as superseded by the Public Company Accounting Oversight Board in Auditing Standard No. 16. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526 regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

The Audit Committee discussed with our independent auditors, the overall scope and plans for the audit. We met with our independent auditors, with and without management, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.
Based on the forgoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal 2016 be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the Securities and Exchange Commission. The Board of Directors unanimously approved such inclusion.
Respectfully submitted by the Audit Committee,
Mr. Gene G. Stoever, Chairman
Mr. Edward J. DiPaolo
Mr. William E. Dozier
Compensation Committee
The Compensation Committee is authorized to review and recommend annual salaries and short-term incentive bonuses of our executive officers and has the authority to recommend to the Board of Directors the recipients of options and stock awards, the time or times at which options and stock awards shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock plan. In particular, the Compensation Committee recommends to the full Board the compensation of our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee has the authority to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The members of the Compensation Committee currently consist of Mr. Dozier, Chairman, Mr. DiPaolo and Mr. Loyd, and as of October 1, 2016 Mr. Stoever. A copy of the written charter adopted by the Board of Directors for the Compensation Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/governance.html. All members of the Compensation Committee are "independent" under the standards for Compensation Committees for companies listed on the NYSE MKT. The Compensation Committee met seven times during fiscal year 2016.
Nominating Committee
The Nominating Committee, the current members of which are Mr. DiPaolo, Chairman, and Messrs. Dozier, Stoever and Loyd, is responsible for identifying, screening, and recommending qualified candidates to serve on our Board of Directors. A copy of the written charter adopted by the Board of Directors for the Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/governance.html. Pursuant to its charter, the Committee is directed, among other things, to: determine desired board skills and attributes; actively seek individuals whose skills and attributes reflect those desired; evaluate and propose nominees for election to the Board of Directors; review the slate of Directors who are to be re-nominated to determine whether they are meeting the Board's expectations of them; annually review committee chairs and membership and recommend any changes to the Board; and periodically consider and make recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. Each of Messrs. DiPaolo, Dozier, Stoever and Loyd is "independent" as defined in the standards for companies listed on the NYSE MKT.
It is our policy that the Committee consider recommendations for the nomination of directors submitted by our stockholders. All such stockholder nominating recommendations must be in writing, addressed to the Nominating Committee, care of the Corporate Secretary at Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Stockholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating Committee to consider, to the Corporate Secretary no later than 120 days prior to the date of the notice of annual meeting released to stockholders in connection with the current year's annual meeting. The stockholder's nomination notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment and business experience of the person for at least the previous five years; (c) the class and number of shares of our capital stock which are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice: (a) the name and record address of the stockholder; and (b) the class and number of shares of our capital stock which is beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.
The Committee has determined that, at the minimum, nominees for directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board representing diverse experience in areas that are relevant to the Company's business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the Board for an extended period of time.
Prior to nominating a candidate for election to the Board, the Committee will review the qualifications of each candidate. The Committee considers diversity in business and professional experience, education, and background that can benefit us by increasing the range of skills and perspectives available to our Board of Directors. Members will be selected without regard to race, gender, religious belief, ancestry, national origin or disability. Our Board of Directors believes that adherence to these principles will provide an environment and practices that will yield the best return for our stockholders.
Final candidates may be interviewed by the Company's Chairman of the Board and one or more other Committee members. The Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information.
In determining whether to nominate an incumbent director for reelection, the Committee will evaluate each incumbents continued service, in light of the Board's collective requirements, at the time such director comes up for reelection.
In determining whether to include a stockholder nominee in the Board's slate of nominees, the Committee will consider all information relevant in their business judgment to the decision of whether to nominate the particular candidate for a Board seat, taking into account the current composition of the Company's Board.
In addition to the foregoing, stockholders may nominate directors for election without consideration by the Committee so long as we are provided with proper notice of such nomination, which notice includes all the information required pursuant to Regulation 14A under the Exchange Act including the consent to serve as a director. The Nominating Committee met once during fiscal 2016.
Dividend Committee
The Dividend Committee, consisting of Gene G. Stoever and Robert S. Herlin, with William E. Dozier as an alternate, was formed in connection with the Company’s Series A preferred stock. It has been delegated the authority to approve routine monthly dividends on the Series A preferred stock and also reviews financial calculations and makes recommendations to the full Board on quarterly common stock dividends. It has no formal written charter and generally takes action by unanimous consent or by telephonic meetings.
Annual Meeting Attendance
We do not have a formal policy requiring members of our Board of Directors to attend annual meetings of our stockholders. Four Directors, Messrs. Robert S. Herlin, Gene G. Stoever, Edward J. DiPaolo and William E. Dozier attended our 2015 Annual Meeting of Stockholders.
Leadership Structure of the Board
As prescribed by our bylaws, the Chairman of our Board of Directors has the power to preside at all meetings of the Board. Robert S. Herlin, currently serves as the Chairman of our Board of Directors. The Board of Directors created the position of Lead Independent Director in 2012 and following each annual meeting thereafter, have elected Mr. DiPaolo to serve as Lead Independent Director until the next meeting of the Board of Directors following the annual meeting.
As of January 1, 2016, Mr. Herlin relinquished his role as Chief Executive Officer, and our Chief Executive Officer and Chairman of the Board are held by separate individuals. We believe that Mr. Herlin's extensive industry experience, financial acumen and direct involvement in our operations make him best suited to continue serve as our Chairman of the Board in order to (i) lead the Board in productive, strategic planning, (ii) determine necessary and appropriate agenda items for meetings of the Board with input from both our independent directors and management, and (iii) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the Board. Our Board leadership structure also fosters strong oversight by our independent directors, with Mr. DiPaolo currently serving as our Lead Independent director. Mr. Herlin is a former member of management who serves on the Board, and is therefore not yet eligible to be independent. Otherwise, all of the other directors are fully independent. Each of the committees of the Board is comprised of and chaired by independent directors.
Meetings of Non-Management Directors
Our non-management Board members regularly meet in executive session outside the presence of management, generally at each Board meeting. Executive sessions of our outside directors are led by our Lead Independent Director, currently Mr. DiPaolo. These executive sessions may be attended by our outside legal counsel as requested by the non-management Board members. The Lead Independent Director is responsible for providing feedback regarding these meetings to the Chairman.
Risk Oversight
The Audit Committee discusses with management and the independent auditors the Company's major financial risk exposures (including potential or pending litigation) and steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. The Board has oversight of our risk management. The Board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to us, including but not limited to operational, financial, personnel, information technology (including cyber security), environmental, legal and regulatory, strategic and reputational risks. The full Board receives these reports to enable the Board to understand our risk identification, risk management, and risk mitigation strategies. The Board also makes risk management an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing us.
Compensation Committee Interlocks and Insider Participation
Messrs. Dozier, DiPaolo and Loyd served on the Compensation Committee of the Board during fiscal 2016. None of the members of the Compensation Committee was at any time during the last fiscal year an officer or employee of the Company. None of the Company's executive officers serves as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.
Transactions with Related Parties
The Company has adopted policies and procedures for approval of related party transactions (a "Transaction"), which is set forth in our Code of Business Conduct and Ethics. The Audit Committee and the Board of Directors will be responsible for approving and negotiating the terms of such a proposed Transaction. If a Transaction involves a corporate opportunity, such opportunity must have been approved in writing by the Board. The Board has the authority to approve or disapprove the use of the rejected corporate opportunity by the individual who wants to utilize the opportunity that the Company has rejected. The Company will make all required disclosures as appropriate in its periodic or special filings.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including the principal executive officer, principal financial officer and principal accounting officer. It covers all areas of professional conduct, including but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Evolution's business.
Confidential and anonymous reports of suspected or actual violations of our Code of Ethics should be directed to our Compliance Officer, Randall D. Keys, either by writing to him at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, or by calling him at (713) 935-0122. Reports of such violations would include, among other things:

•	accounting practices, internal accounting controls, or auditing matters and procedures;

•	theft or fraud of any amount;

•	insider trading;

•	performance and execution of contracts;

•	conflicts of interest;

•	violations of securities and antitrust laws; and

•	violations of the Foreign Corrupt Practices Act.
You can access the latest copy of our Code of Business Conduct and Ethics on our website, http://www.evolutionpetroleum.com/governance.html. Or, to obtain a copy of Evolution's Code of Business Conduct and Ethics, without charge, any person may submit a written request to Evolution Petroleum Corporation, c/o Corporate Secretary, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079.

Legal Proceedings
Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.
Stockholder Communications with the Board
Any stockholder can communicate with all directors or with specified directors by sending correspondence to our Corporate Secretary at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. All such letters will be forwarded to the entire Board or to the director(s) specified by the stockholder.
COMPENSATION OF DIRECTORS
We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a total compensation package between the market 50th and 75th percentiles of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.
Our non-employee directors receive compensation for serving on the Board and for serving as committee members. Robert S. Herlin, who served as the Chairman of the Board and Chief Executive Officer, received no additional compensation for serving as a director and Chairman through September 30, 2016. However, effective October 1, 2016, Mr. Herlin is no longer an employee of the Company. As such, his role is solely as non-executive Chairman of the Board, and will begin receiving compensation and renumeration similar to all other non-employee directors. He also will receive an additional retainer of $55,000 for his services as Chairman and a consulting fee of $5,000 per month for his assistance in transition and advising on strategic issues.
The compensation plan for our non-employee directors constitutes a cash base retainer of $40,000 per year, plus meeting fees of $1,500 per day for Board and committee meetings attended in person and $1,000 per day for those meetings attended telephonically, with a maximum of one fee paid per day in total. The Chair of the Audit Committee, who also chairs the Dividend Committee, is paid an additional retainer of $18,000 per annum, the Chair of the Compensation Committee is paid an additional retainer of $12,000 per annum, and the Chair of the Nominating Committee is paid an additional $10,000 per annum. In addition to the cash retainers and fees, the outside directors receive a payment of restricted stock with a fair market value of $50,000 per annum awarded as of the date of each annual stockholders meeting. These shares of restricted stock vest at the earlier of one year from the date of grant or the date of the next annual meeting. Based on an internal review of director compensation of our peers, the five years that have lapsed since the last adjustment to annual retainer fees and solid Company financial condition and liquidity, Board compensation was revised to reflect prevailing market rates, effective October 1, 2016. Cash retainers were increased to $50,000 annually and stock awards were increased to $60,000 per annum. Meeting fee rates remained the same, however the maximum daily fee restriction was removed. Lastly, the Chair fee for the Nominating Committee was increased to $12,000 per annum. All other terms remain the same. We also reimburse our non-employee directors for any direct expenses they incur in their capacity as directors, generally limited to travel costs related to attending Board and committee meetings.
The following table provides information concerning the compensation earned of our non-employee directors for the fiscal year ended June 30, 2016.

Name	Fees Earned or Paid in Cash (1)	Stock (2) Awards	All Other Compensation (3)	Total
Edward J. DiPaolo	$64,500	$50,000	$1,553	$116,053
William E. Dozier	$68,000	$50,000	$1,553	$119,553
Kelly W. Loyd	$54,500	$50,000	$1,553	$106,053
Gene G. Stoever	$70,000	$50,000	$1,553	$121,553

(1)
Includes annual cash retainer fee, Board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2016. During the fiscal year 2016, there were six meetings of the Board of Directors, four meetings of the Audit Committee, seven meetings of the Compensation Committee and one meeting of the Nominating Committee.

(2)
Reflects the aggregate grant date fair value of restricted stock awards granted under our stock plan during fiscal year 2016, computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements on Form 10-K for the year ended June 30, 2016 for additional details regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock the day preceding the grant date, which was $6.09 per share on December 3, 2015. The value ultimately realized by the director may or may not be equal to this determined value. These restricted stock awards vest will in full on December 3, 2016.

(3)	Represents cash dividends paid on unvested stock beneficially owned.

Director Outstanding Equity Awards at Fiscal Year-End 2016

	Option Awards				Stock Awards
Director	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares of Stock that have not vested (#) (1)	Market value of shares of stock that have not vested ($) (2)
Edward J. DiPaolo	—	—	—	—	8,211	$44,914
William E. Dozier	—	—	—	—	8,211	$44,914
Kelly W. Loyd	—	—		—	8,211	$44,914
Gene G. Stoever	—	—	—	—	8,211	$44,914

(1)	These awards of restricted common stock vest in full on December 3, 2016.

(2)	The fair market value of equity awards not currently vested as of June 30, 2016, using a closing stock price of $5.47 per share on that date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of October 14, 2016 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our common stock (based solely on our review of SEC filings); (2) each of our directors; (3) each of the named executive officers listed in the Summary Compensation Table below under the caption "Executive Compensation"; and (4) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options and warrants that are presently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other. The number of shares beneficially owned by a person also includes restricted shares held by such person. Except as otherwise indicated in the footnotes, the owners listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable, and the address of each beneficial owner listed on the table is c/o Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of Class (1)
Robert S. Herlin (2)	1,683,644	5.1%
Randall D. Keys (3)	290,830	*
David Joe (4)	390,230	1.2%
Edward J. DiPaolo (5)	200,656	*
William E. Dozier (6)	126,043	*
Gene G. Stoever (7)	183,485	*
Kelly W. Loyd (8)	32,008	*
All executive officers and directors as a group (seven persons)(2)(3)(4)(5)(6)(7)(8)	2,906,896	8.8%
JVL Advisors, LLC (9)	5,089,586	15.4%
Advisory Research, Inc (10)	3,499,848	10.6%
River Road Asset Management, LLC (11)	2,346,325	7.1%
* Less than 1%

(1)	Based on 33,045,515 shares outstanding on October 14, 2016.

(2)
Includes (i) 1,625,758 shares of common stock directly held by Mr. Herlin (of which 920,000 shares is held in a family limited partnership which Mr. Herlin has full benevolent interest); and (ii) 57,886 shares of restricted common stock which contain time-based and performance-based restrictions which may vest or lapse on various dates through December 2019.

(3)
Includes (i) 89,970 shares of common stock directly held by Mr. Keys; and (ii) 200,860 shares of restricted common stock which contain time-based and performance-based restrictions which may vest or lapse on various dates through September 2020.

(4)
Includes (i) 265,035 shares of common stock directly held by Mr. Joe; (ii) 89,964 shares of restricted common stock which contain time-based and performance-based restrictions which may vest or lapse on various dates through September 2020; and (iii) 35,231 shares of common stock underlying fully vested stock options.

(5)	Includes (i) 192,445 shares of common stock directly held by Mr. DiPaolo; and (ii) 8,211 shares of restricted common stock, with restrictions to lapse on December 3, 2016.

(6)	Includes (i) 117,832 shares of common stock directly held by Mr. Dozier; and (ii) 8,211 shares of restricted common stock, with restrictions to lapse on December 3, 2016.

(7)	Includes (i) 175,274 shares of common stock directly held by Mr. Stoever; (ii) 8,211 shares of restricted common stock, with restrictions to lapse on December 3, 2016.

(8)
Includes (i) 23,797 shares of common stock directly held by Mr. Loyd and (ii) 8,211 shares of restricted common stock, with restrictions to lapse on December 3, 2016. Mr. Loyd is employed by JVL Advisors, LLC, an entity controlled by Mr. John Lovoi. Mr. Loyd is not an affiliate of, and does not have beneficial ownership of any shares beneficially owned by JVL Advisors, LLC or Mr. Lovoi. See note (9) below.

(9)
All information in the table and in this disclosure with respect to JVL Advisors, LLC is based on the Form 13F-HR filed with the SEC on August 10, 2016 and Form 4's filed with SEC on March 2, 2016 and February 29, 2016. Total includes (i) 3,888,707 shares owned by JVL Partners, LP, Navitas Fund LP, Luxiver, LP, Asklepios Energy Fund, LP, Panakeia Energy Fund, LP, Hephaestus Energy Fund, LP, Children's Energy Fund, LP and LVPU, LP and (ii) 1,200,879 shares owned by Belridge Energy Advisors, LP ("Belridge"). Except with respect to the Belridge shares, all of the aforementioned limited partnerships are managed by JVL Advisors, LLC. The shares owned by Belridge are managed by Belridge's general partner, Peninsula - JVL Capital Advisors, LLC, whose co-managers are Messrs. John Lovoi and Scott Bedford. Mr. Lovoi, as co-managing member of Peninsula - JVL Capital Advisors, LLC, is deemed to have shared power to vote and shared power to dispose of Belridge's 1,200,879 shares of common stock. Mr. Lovoi, as managing member JVL Advisors, LLC, which is the ultimate controlling entity of each of Navitas Fund LP, JVL Partners, LP, Asklepios Energy Fund, LP, Panakeia Energy Fund, LP, Children's Energy Fund, LP and LVPU, LP, and Mr. Lovoi as managing member of Lobo Baya, LLC, which is the ultimate controlling entity of Luxiver, LP, is deemed to have the shared power to vote and sole power to dispose of the aggregate 3,888,707 shares of common stock held by those entities. Mr. Lovoi is therefore deemed to have sole or shared power to vote and/or dispose of a total of 5,189,586 shares of common stock. Mr. Lovoi's address is: 10,000 Memorial Drive, Suite 550, Houston, TX 77024.

(10)
All information in the table and in this disclosure with respect to Advisory Research, Inc. is based solely on the Form 13F-HR filed with the SEC on August 15, 2016. According to the filing, Advisory Research, Inc. is the beneficial owner of 3,499,848 shares of common stock of the Company, and has sole voting power over the shares beneficially owned. Advisory Research, Inc's address is: 180 N. Stetson St., Suite 5500, Chicago, IL 60601.

(11)
All information in the table and in this disclosure with respect to River Road Asset Management, LLC is based solely on the Form 13F-HR filed with the SEC by River Road Asset Management, LLC on August 4, 2016. According to the filing, River Road Asset Management, LLC is the beneficial owner of 2,346,325 shares of the common stock of the Company, of which River Road Asset Management, LLC has sole voting power of 1,840,042 of the shares beneficially owned. River Road Asset Management, LLC's address is: 462 South Fourth Street, Suite 2000, Louisville, KY 40202.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectively submitted by the Compensation Committee:
Mr. William E. Dozier, Chairman
Mr. Edward J. DiPaolo
Mr. Kelly W. Loyd

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is intended to assist the reader in understanding the Company's compensation programs. It is intended to explain the philosophy underlying the Company's compensation strategy and the fundamental elements of compensation paid to the Company's Chief Executive Officer ("CEO") and other named executive officers whose compensation is reported in the Summary Compensation Table. This Compensation Discussion and Analysis is organized as follows:
I.    Executive Summary

II.    Objectives and Key Considerations of Our Compensation Programs

III.    Roles in the Decision-Making Process

IV.    Items the Compensation Committee Considers When Making Compensation Decisions

V.    Elements of Our Compensation Program for Fiscal 2016

VI.    Employment Agreements and Severance Arrangements

VII.Other Compensation Policies Affecting the Named Executive Officers
I.     Executive Summary
The Company's compensation programs are designed to incentivize the named executive officers to build meaningful stockholder value over the long-term. Our primary strategy to achieve alignment between stockholders and the named executive officers has been to provide a substantial portion of the named executive officers' compensation in the form of Long-Term Incentives. This strategy has complemented the life cycle of the Company, which as a relatively young organization has delivered a significant portion of employee compensation through the use of equity-based awards, thus aligning employees' interests with those of the Company's stockholders and conserving cash to invest in operations. The Compensation Committee continues to believe that share ownership by the named executive officers is an essential aspect of linking the actions and goals of management with the interests of our stockholders.
The Company attracts, retains and motivates the named executive officers also through competitive base salaries and performance-based annual bonuses. For more information on the different elements of compensation paid to the named executive officers during fiscal 2016, see the section entitled "Elements of Our Compensation Program for Fiscal Year 2016."
As described below, the Compensation Committee takes many factors into consideration when making decisions affecting the compensation of our named executive officers. During fiscal 2016, the Compensation Committee considered, among other things, the performance of the Company during the year, including the following noteworthy financial and strategic achievements, despite the prolonged industry downturn due to oil price volatility:

•	Resolution of litigation with operator of Delhi field and receipt of cash settlement of $27.5 million and other consideration;

•	Separation of our oilfield technology business, GARP®, to a new entity resulting in annual cost reductions of $1 million;

•
Continued positive operating trends at Delhi field, with gross production up over 600 barrels of oil per day during the year and historically low lifting costs under $12 per barrel in the fourth quarter;

•	Generation of $24 million in net income, or $0.73 per common share;

•
Funding of all operations, including over $21 million of capital spending to grow Delhi production and $6.6 million of cash dividends to common shareholders from internal resources without drawing on our new bank facility;

•	Completion of a new bank facility with improved terms, capacity and flexibility;

•	Continuing to operate and grow our business using a conservative capital structure, while maintaining no debt, resulting in a strong balance sheet that provides flexibility to meet opportunities.

Finally, the compensation programs for our named executive officers are intended to be clear and not overly complicated. The Compensation Committee structures executive compensation to provide a direct link between pay and performance. In an effort to allow all employees, including our named executive officers, to understand how their behavior and actions impact corporate performance, and ultimately their compensation, the Company has adopted an egalitarian approach to compensation whereby every employee in the Company receives grants of equity-based awards and participates in the same incentive compensation program. All employees are measured in part based on the same set of performance goals. Similarly, employee benefits and change in control provisions are the same for all employees, including named executive officers, to foster an atmosphere of teamwork that is focused on achieving a consistent set of objectives, all of which are developed with a singular purpose in mind -- to increase stockholder value.
II.    Objectives and Key Considerations of Our Compensation Programs
The objectives of the Company's compensation programs for our named executive officers are to attract, retain, and motivate capable individuals who are critical to developing our business plan and executing in key areas that are fundamental to meeting our goals. These three objectives—attraction, retention and motivation—are central objectives and are paramount in the ultimate objective of our compensation programs: to create and protect stockholder value. As more fully described in Section V—"Elements of Our Compensation Program for Fiscal Year 2016," each element of compensation is utilized to further efforts to aid in attraction, retention and motivation. In general and at this stage of the Company's growth and size relative to its peers, the Company targeted named executive officer compensation to the median peer group total compensation.
The Company has historically considered the above objectives in all material compensation decisions and intends to continue doing so in the future. The Committee believes that targeting these objectives will result in building a strong management team capable of creating long-term, sustainable growth for stockholders.
III.  Roles in the Decision-Making Process
The primary participants in the decision-making process in matters involving executive compensation are the Compensation Committee, the Board of Directors and the CEO (other than his own compensation). The CEO makes recommendations to the Compensation Committee regarding certain elements of compensation for the named executive officers, other than himself. However, the Compensation Committee makes the final determination on all compensation recommendations to the Board of Directors impacting the named executive officers and certain other members of management. The Compensation Committee also from time to time may engage compensation consultants, who provide benchmark data regarding competitive levels of executive pay as well as compensation trends and best practices within our industry. For fiscal 2016, the Compensation Committee did not engage outside consultants to review levels of executive compensation. Instead, the committee relied on a Company prepared executive compensation study based on the public filings of sixteen micro-cap and small-cap exploration and production ("peer group") companies. Since the Company is not the same size and does not have the same complexity of drilling and field operations as most of the peer companies, the compensation committee uses the peer group comparison as a tool while considering many other factors.
As described in its charter, the Compensation Committee is tasked with reviewing and making recommendations to the Board of Directors regarding executive compensation and benefit plans and programs. For the named executive officers and certain other members of senior management, the Compensation Committee makes the final determination as to levels of base salary, annual incentive program targets and payouts, and long-term incentive program targets and grants, subject to Board of Director approval.
IV.    Items the Compensation Committee Considers When Making Compensation Decisions
When making compensation decisions that affect the named executive officers, the Compensation Committee takes a number of items into consideration, which are discussed below. In addition, the Compensation Committee may also find it necessary from time to time to consider other items not specifically listed below.
Market Practices
On a periodic basis, the Compensation Committee reviews trends in executive compensation, both within a group of comparable exploration and production companies (our "peer group") and in the broader industry. In addition, the Compensation Committee also considers the relative amount of compensation paid to similar executives within the peer group to establish median levels. In fiscal 2015, the Compensation Committee engaged Mercer to perform a market study to analyze absolute and targeted levels of executive pay, pay mix, long-term incentive vehicle utilization, and annual incentive program targets and structures, utilizing data from proxy statement disclosures as well as published surveys. The Compensation Committee used the observations from the internal compensation study as one of many reference points in making compensation decisions for fiscal 2016.

The resulting peer group was comprised of the following companies:

•	Abraxas Petroleum Corporation;

•	Approach Resources, Inc;

•	Bonanza Creek Energy, Inc;

•	Clayton Williams Energy;

•	Contango Oil & Gas Company;

•	Earthstone Energy;

•	Gastar Exploration;

•	Jones Energy;

•	Lonestar Resources, LTD;

•	Northern Oil & Gas;

•	Panhandle Oil & Gas, Inc.;

•	Petroquest Energy Inc;

•	Ring Energy;

•	Synergy Resources Corp

•	Triangle Petroleum Corp; and

•	Yuma Energy
Business Environment
As a public company engaged in the acquisition, exploitation and development of oil and natural gas properties we operate in an extremely cyclical industry. In an effort to combat this volatile environment, the Company has maintained an experienced management team that has grown share value in an organic manner without taking on burdensome debt that could constrain future operations. However, financial success is and will continue to be heavily impacted by commodity prices that have experienced extreme volatility over the past two years.
As discussed in "Elements of Our Compensation Program for Fiscal 2016," annual and long-term incentive compensation include objective performance metrics that can be measured in numerical and/or operational terms. However, the Compensation Committee has exercised, and will continue to exercise, a degree of discretion in administering the compensation programs for the named executive officers in order to retain flexibility to take into account and adjust for special or unusual factors, such as the current volatile oil and gas business environment, as well as other factors, including the fact that much of Company revenue is dependent on the activities of a third-party operator. The Compensation Committee believes that this is necessary in order to retain and reward management for efforts that may not immediately translate to specific performance metrics, but that ultimately will drive long-term, sustainable stockholder growth. The Compensation Committee recommended to the Board and received approval to revise the compensation structure to become more quantitative and performance based beginning in fiscal 2015 with a significant portion of compensation at risk, particularly as to long-term incentive pay. This trend continued into fiscal 2016 and is expected to continue that way for the foreseeable future.
Consideration of Risk
The compensation programs have been constructed to provide the named executive officers with incentives to build stockholder value over the long term, while avoiding excessive risk-taking in the short term. A significant portion of all employees' compensation has and will continue to be paid out over multiple years through equity grants vesting over four-year periods. In establishing performance goals for compensation programs, the Compensation Committee has utilized a mix of safety, regulatory, operational, and strategic metrics to avoid excessive weight on any single criterion.
The Compensation Committee believes that the Company's executive compensation practices are appropriate to (i) encourage our named executive officers to take appropriate levels of risk; and (ii) create sustained stockholder value over a long period of time.
Review of 2015 Say on Pay Advisory Vote
At the 2015 annual meeting, the Company's stockholders had the opportunity to provide an advisory vote on the compensation paid to the named executive officers. Approximately 97.7% of the total shares voted at the 2015 annual meeting were cast in favor of the compensation provided to the named executive officers. Accordingly, the Compensation Committee believes these results affirmed broad stockholder support for its approach to executive compensation and did not believe it was necessary to make changes to the named executive officer compensation program for 2016 specifically in response to the advisory vote.

Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation's Principal Executive Officer and the three other most highly compensated executive officers (excluding the Principal Financial Officer). To date, this limitation has been an insignificant factor in our financial results and in the deliberations of the Compensation Committee, but we will continue to evaluate the need to consider such limitations in the future.
V.     Elements of Our Compensation Program for Fiscal Year 2016
As discussed in more detail below, the compensation program during fiscal year 2016 for the named executive officers consisted of the following elements:

•	base salary;

•	annual performance-based cash incentive awards;

•
long-term equity-based compensation (including performance stock awards that vest if Company performance and performance relative to peer group meets pre-determined targets, and time vesting service based stock awards); and

•	other industry standard employee benefits.
Base Salary
The base salaries of the named executive officers are the foundation on which all other compensation elements are built. We currently utilize base salary to attract qualified executive talent and retain our senior management team. The Company believes that paying base salaries that are competitive with companies with which we compete for talent is essential to maintaining stability in our leadership.
In the past, the Company's financial position has limited its ability to deliver competitive levels of base salary and annual cash incentive compensation to the named executive officers and therefore relied more heavily on equity-based vehicles. However, as the Company has matured and begun to establish a consistent record of meaningful cash flow, we have increased cash compensation, including base salary, to levels more competitive with our peers. In establishing the named executive officers' base salaries, the Compensation Committee also considers the responsibilities and duties of the individual, historical performance, industry experience, and overall importance to the Company.
The base salaries of our named executive officers for fiscal 2016 were reviewed by the Compensation Committee and were set at $330,000 and $250,000, respectively for Mr. Keys and Mr. Joe for fiscal 2017, effective September 1, 2016. They determined that since no salary adjustments were made in the prior fiscal year, largely in response to the lower commodity price environment in our industry, the market adjustments were appropriate. Overall, base salaries for the Company's executive officers approximate our peer group in the 25th to 50th percentile levels. The following table sets forth the named executive officers' base salaries for fiscal 2016, 2015 and 2014.

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2015 Base Salary	Fiscal 2014 Base Salary
Robert S. Herlin (1)	$280,000	$280,000	$399,000
Chairman of Board
Randall D. Keys (2)	$300,000	$300,000	$273,000
President & Chief Executive Officer
David Joe (3)	$206,000	$206,000	$200,000
Senior Vice President, Chief Financial Officer & Treasurer
(1) As part of succession planning, Mr. Herlin relinquished his title of Chief Executive Officer to Mr. Keys, effective January 1, 2016. As such, his base salary was reduced to $210,000 from $280,000 and ultimately transitioned to the role of non-employee Chairman of the Board effective October 1, 2016.
(2) Mr. Keys was promoted to the additional role of Chief Executive Officer, effective January 1, 2016 and as a result received a base salary increase of 5% to $315,000.
(3) Mr. Joe was promoted to Senior Vice President, Chief Financial Officer & Treasurer, effective January 1, 2016 and as a result received a base salary increase of 6.8% to $220,000.

Annual Performance-Based Cash Incentive Awards
Each fiscal year, our named executive officers, as well as all other employees of the Company, have the opportunity to earn cash payments under the annual incentive program designed to motivate employees to achieve near-term corporate and individual goals and to align executive and employees' interests with our stockholders' interest. Annual cash incentives are administered in a similar manner and structure for all employees of the Company. Elements of the corporate objectives that drive determination of the annual incentives for the named executive officers are used in deciding cash incentive payouts for all staff. Beginning in fiscal 2015 and continuing into fiscal 2016, the Compensation Committee determined certain operational and financial metrics based on the Company's performance would be considered in determining the annual bonuses for executive officers and staff. Annual incentives are determined using three inputs: the individual performance rating, Company performance relative to the target incentive performance goals, and Company performance relative to the stretch incentive performance goals.
Our performance goals serve as guidelines for our Compensation Committee to ensure that cash awards ultimately reflect our true accomplishment of Company objectives. Our Compensation Committee retains the ability to apply discretion to awards based on subjective measures, such as extenuating market circumstances or individual performance and to modify amounts based on safety performance. The Compensation Committee believes that disclosure of certain goals and quantitative targets could result in competitive harm to the Company, thus not all goals are disclosed publicly.
The Company performance levels for each metric were approved by the Compensation Committee in fiscal 2016 based on the Company's corporate plan, including managing cash flow through a year of large capital spending for the NGL plant at Delhi, effectively managing litigation cases, strategic review of the GARP® business and specified milestones relating to our short-term and long-term strategic objectives, including successful execution of our business plan.
Each year, the Compensation Committee considers the CEO's recommendations as to the individual ratings of all employees other than the CEO and ultimately determines each named executive officer's individual rating and ratifies the CEO's ratings of employees other than the named executive officers based on their accomplishment of goals.
Once all of the rating components are determined, a composite rating is calculated. The individual performance rating is weighted at 40% of the total and the Company performance rating is weighted at 60%, with a possible increase to both the individual and Company ratings above if stretch goals are met. The composite rating is multiplied by the target incentive for each employee. The target incentive is defined as a percentage of base salary.
In fiscal 2016, the target incentives were 100% of base salary for Messrs. Herlin and Keys, and 75% of base salary for Mr. Joe. Each executive's annual bonus opportunity ranged from zero to 100% of target depending on the actual level of Company performance versus the operational and financial metric targets and consideration of each individual's achievements and performance during the year. Additionally there was up to a 25% stretch performance payout that could be achieved based on exceptional company performance and/or exceptional employee performance. Due to outstanding strategic and operational results for the fiscal year ending 2016, the payout for company performance was 125% of target, while the payout for individual performances was 75% of target, resulting in an aggregated 105% total payout for the named executive officers and all other employees.
Based on the factors explained above, the incentive payments to the named executive officers for fiscal 2016 are shown in the chart below, and are included in the "Bonus" column of the "Summary Compensation Table" for 2016.

Named Executive Officer	Target Payout	Actual Payout	% of Target
Robert S. Herlin	$210,000	$220,500	105%
Executive Chairman of Board
Randall D. Keys	$315,000	$330,750	105%
President & Chief Executive Officer
David Joe	$165,000	$173,250	105%
Senior Vice President, Chief Financial Officer & Treasurer

Long-Term Incentives
We utilize a Long-Term Incentive ("LTI") plan to award restricted shares as a compensation vehicle that we believe aligns the interests of our Officers and all other employees with stockholders. The Compensation Committee believes that delivering a significant portion of total compensation in the form of long-term incentives that vest over a period of several years acts to retain our management team over the long-term and motivates them to engage in activities that will promote sustainable growth in the price of our stock. Primarily through long-term incentive grants, our named executive officers and directors have accumulated significant share ownership, with current beneficial ownership totaling approximately 9% of outstanding common shares. In addition, all employees, including the named executive officers, are more fully aligned with stockholders as a result of our stock retention policy, which is described in more detail in the section "Other Compensation Policies Affecting the Named Executive Officers."
In the early life of the Company, stock options were the primary tool for LTI to attract and retain experienced staff during this development period of the Company. Since fiscal 2009, we have utilized restricted stock in place of options, at least in part to mitigate the dilution of stockholders. All employees of the Company are generally granted restricted shares on an annual basis, following completion and acceptance of the annual independent engineering reserve report and year-end financial audit.
In prior years, the size of the restricted share grants for all employees, including the named executive officers, was determined by considering two factors—individual LTI Targets and an overall corporate multiplier, which was determined based on Company performance during the trailing fiscal year. Following the end of the fiscal year, generally in September, the Compensation Committee, utilizing input and a recommendation from the CEO, made an assessment of overall corporate performance. The overall corporate performance multiplier was then multiplied by each employee's individual LTI target to determine the value of the restricted stock grant.
For fiscal 2016, similar to the prior year, the Compensation Committee and the Board approved a long-term incentive ("LTI") structure that is significantly weighted (66.7%) towards quantitative and performance based targets versus historical time based vesting (33.3%). This solidifies the alignment of pay for performance for the named executive officers and all other employees. The four year term of LTI award remains the same, but the vesting of these shares, if earned, would be on an annual basis versus a historical quarterly vesting.
Performance Shares
Based on the target award opportunity, on December 4, 2015, the following LTI performance shares were awarded to the named executive officers: Mr. Herlin - 34,482 shares, Mr. Keys - 51,724 shares and Mr. Joe - 24,084 shares. Performance shares may vest at various times during the four years from the date of grant based on the achievement of various performance metrics, including targets for (1) annual earnings to common stockholders and (2) three year annual total stockholder return ("TSR") compared to the SIG Exploration & Production Index ("EPX"). Vesting of performance awards occurs at the end of the fiscal year in which the goal is achieved or at the end of pre-determined measurement periods.
Stretch Performance. In addition, there is a stretch performance component whereby an additional 50% of specific target performance awards can be earned if the defined performance metric is greatly exceeded. Such shares are considered contingent shares and are not awarded at the date of grant.
Service based awards
For fiscal 2016, similar to prior year, a smaller portion (33.3%) of the LTI awards for each named executive officer is based on continuous employment over the next four years. Based on the target award opportunity, on December 4, 2015, the following shares were awarded to the named executive officers. Mr. Herlin - 17,242 shares, Mr. Keys - 25,862 shares and Mr. Joe - 12,041 shares. In addition, as a result of their promotions effective January 1, 2016, Mr. Keys and Mr. Joe were awarded shares of 20,000 and 15,000, respectively. All of the aforementioned service based awards vest ratably over four years from the date of grant based on continuous employment.

The following table sets forth the total target LTI awards granted to each of the named executive officers:

Named Executive Officer	Target % of FY16 Base Pay	Individual LTI Grant	Number of Restricted Shares (1)	Maximum Number of Contingent Shares (2)
Robert S. Herlin	150%	$315,000	51,724	17,242
Chairman of the Board
Randall D. Keys	150%	$472,500	97,586	25,862
President and Chief Executive Officer		.
David Joe	100%	$220,000	51,125	12,042
Senior Vice President, Chief Financial Officer & Treasurer
(1) Based on grant value divided by the closing market price of our common stock on the day immediately preceding the date of grant, or $6.09 on December 4, 2015.
(2) Potential shares of restricted stock awarded upon meeting specific stretch performance targets over the next four years.
Revisions to prior year awards
In December 2015, we separated our artificial lift technology operations thereby making certain performance based awards no longer attainable. As a result, at the Company's request in February 2016, the following related performance-based and contingent performance-based shares were voluntarily relinquished by the named executive officers in exchange for shares of service based restricted stock subject to vesting in three annual tranches ending on August 28, 2018. Mr. Herlin relinquished 12,538 restricted performance-based shares and 6,269 contingent performance-based shares in exchange for 10,030 shares of service-based stock. Mr. Keys relinquished 14,925 restricted performance-based shares and 7,463 contingent performance-based shares in exchange for 10,448 shares of service-based stock. Mr. Joe relinquished 3,844 shares of restricted performance-based shares and 1,922 contingent performance-based shares in exchange for 1,538 shares of service-based stock.
For fiscal 2014 through 2016, the Company has awarded the following amounts of securities to employees and directors:

Fiscal Year	Sign-on Stock Awards	Stock Options	Stock Awards	Total Awards	Common Shares Outstanding
2016	—		262,807	262,807	32,907,863
2015	13,347	—	200,119	213,466	32,845,205
2014	23,256	—	16,476	39,732	32,615,646
Benefits
The Company provides benefits to the named executive officers that are the same as those provided to all employees, entitling them to dollar-for-dollar matching cash contributions pursuant to a 401(k) Plan (up to 6% subject to certain limits), life insurance, accidental death and dismemberment insurance, medical benefits, and short-and long-term disability premiums paid by the Company. The value of these benefits is included in the Summary Compensation Table in the column "All Other Compensation."
The Company does not sponsor a defined benefit pension plan or any nonqualified deferred compensation plans. Company policy prohibits loans to named executive officers and they receive no perquisites.
VI.   Employment Agreements and Severance Arrangements
Employment Agreements
On April 4, 2005, we entered into an employment agreement with Mr. Herlin. Mr. Herlin ceased to be an employee of the Company as of October 1, 2016. Mr. Herlin is subject to a number of restrictive covenants following termination of employment, including non-disclosure of confidential information, non-solicitation of clients and employees for a period of one year and a non-competition clause for one year.

On June 23, 2005, we entered into an employment agreement with Mr. Mazzanti. Pursuant to Mr. Mazzanti's employment agreement, he served as our Senior Vice President of Operations. Mr. Mazzanti ceased to be an employee of the Company as of December 31, 2015. In addition, Mr. Mazzanti is bound by the provisions of a proprietary information and inventions agreement. Under his severance agreement with the Company, Mr. Mazzanti is entitled to one year base pay, including full coverage of health insurance benefits and accelerated vesting of all unvested service based restricted stock.
Severance Arrangements
All of our employees, including the named executive officers, are covered by the Evolution Petroleum Corporation Severance Policy for Change in Control Events ("CIC Policy"), which was adopted by the Compensation Committee in August 2010. In the event a named executive officer is entitled to benefits under an employment agreement and the CIC Policy, the greater benefit will prevail. Under the terms of the CIC Policy, a change in control event is defined as (i) the sale of all, or substantially all, of the corporation's assets with the intent to distribute the proceeds to stockholders; (ii) entry by the Company into a material definitive agreement for a merger or sale of the corporation with or into another entity in which the majority of the Board of Directors will change; or (iii) one or more affiliated entities or persons acquire common stock sufficient to collectively own or control forty percent (40%) of outstanding common stock. Prior to the closing on a change in control event that is pending, the CIC Policy provides that 50% of all unvested stock options, warrants and restricted stock held by employees and directors will accelerate vesting, with the remaining 50% being replaced with securities of equivalent value having a vesting term no longer than the awards which they replaced. In the event of termination by the Company or a constructive termination, the remaining 50% of unvested stock options, warrants and restricted shares would immediately vest. In addition, employees would be entitled to receive one year of base salary, their target annual incentive, and continuation of health, disability and life insurance coverage for a period of twelve months or until the alternative insurance is obtained. Notwithstanding, employees may refuse a portion of their separation payments in order to avoid the imposition of an excise tax under Code section 4999. The Company does not bear any responsibility for the imposition of such excise tax.
VII. Other Compensation Policies Affecting the Named Executive Officers
Stock Retention Policy
In April 2012, the Board of Directors approved and adopted the Evolution Petroleum Corporation Stock Retention Policy for Directors and Employees (the "stock retention policy"). The stock retention policy requires all directors and employees, including the named executive officers, to retain share ownership at specified levels, depending on level of responsibility. The named executive officers must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years. Other corporate officers and managers are subject to similar requirements, except the look-back period is two years. For all other employees, the look-back period is one year. In addition, each non-employee director must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years, excluding stock awards received in lieu of a cash retainer. Employees and directors have two years from the date of employment or appointment to comply with the stock retention policy. As a result of our substantial reliance on long-term incentives historically, coupled with the stock retention policy, the named executive officers beneficially own approximately 10% of the Company's common stock. As of June 30, 2016, we believe that all directors and employees were in compliance with this stock retention policy.
Timing of Grants and Release of Material Non-Public Information
The Company has historically maintained consistency in the timing of long-term incentive grants to all employees, including the named executive officers. Such grants have typically been made in late August or early September following approval of our fiscal year-end audited financial statements and year-end engineering reserve report by the Audit Committee and the Board of Directors. The Company has not in the past timed, nor does it plan to time, the release of material, non-public information to affect the value of executive compensation.
Financial Restatement
The Compensation Committee will, if the need arises, make a determination as to whether and to what extent compensation should be recaptured should there be a financial restatement that affects results utilized to determine incentive compensation.
Trading in the Company's Stock and Derivatives
No employee or director is permitted to execute open market transactions in the Company's securities during any blackout period except as prearranged through an approved 10b5-1 sales trading plan. In addition, the Company believes that none of its named executive officers or directors have entered into derivative transactions linked to the Company's securities.

Executive Officers of the Company
Set forth below is information regarding our executive officers, including their ages, positions with our company and principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of our common stock, see the table and related information provided under the caption "Security Ownership of Certain Beneficial Owners and Management."
For information regarding Robert S. Herlin, our Chairman of the Board, see "Proposal 1—Election of Directors."
Randall D. Keys (57). Mr. Keys joined Evolution as Senior Vice President, Chief Financial Officer and Treasurer in January 2014. In September 2014, he was promoted to the additional position of President. In January 2016, he was promoted to President and Chief Executive Officer and relinquished his other financial titles. From 2006 until joining the Company, Mr. Keys served as a corporate financial consultant and contract Chief Financial Officer and as an owner of a manufacturing firm. He has over 30 years of experience in the oil and gas industry, primarily in senior financial leadership positions with public energy companies. He earned a B.B.A. in Accounting from the University of Texas at Austin and began his career with the accounting firm of KPMG.
David Joe (51).  Mr. Joe joined Evolution in March 2005 as Accounting Manager. In September 2007, he was promoted to Controller and Corporate Secretary, in January 2014 was promoted to the additional roles of Vice President and Chief Administrative Officer, and on January 1, 2016 was promoted to Senior Vice President, Chief Financial Officer and Treasurer. From 2004 to 2005, Mr. Joe was a Client Manager for a provider of outsourced accounting services to the petroleum industry. In this capacity, Mr. Joe was responsible for managing and executing the complete upstream accounting cycle for multiple clients. Previously, Mr. Joe served 17 years in a wide array of supervisory, accounting and financial analysis positions in the upstream division of the UNOCAL Corporation, an integrated oil company traded on the NYSE. Mr. Joe received his B.B.A. in Accounting from the University of Texas at Austin and is certified as an Accredited Petroleum Accountant® through the Council of Petroleum Accountants Societies.

Summary Compensation Table
The following table set forth a summary of executive compensation for our named executive officers for our fiscal years ended June 30, 2016, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	All Other Compensation(3) ($)	Total ($)
Robert S. Herlin	2016	245,000	220,500	288,966	41,291	795,757
Chairman of the Board	2015	299,833	101,500	179,166	43,481	623,980
	2014	395,833	429,000	—	44,118	868,951

Randall D. Keys (4)	2016	307,500	330,750	555,247	54,994	1,248,491
President & Chief Executive Officer	2015	295,500	66,000	431,650	56,743	849,893
	2014	118,490	56,306	300,000	11,972	486,768

Daryl V. Mazzanti (5)	2016	140,500	—	—	353,128	493,628
Former Senior Vice President, Operations	2015	279,667	42,450	98,643	62,244	483,004
	2014	270,833	202,000	—	62,103	526,177

David Joe (6)	2016	213,000	173,250	293,168	48,625	728,043
Senior Vice President, Chief Financial Officer & Treasurer	2015	205,000	83,790	67,793	44,682	401,265
	2014	193,000	124,000	—	41,395	358,395

(1)
Represents the amounts earned based on our performance for the fiscal year indicated, even though they are paid in September of the subsequent June 30 fiscal year end. Fiscal 2014 included payment of one-time retention bonuses earned in lieu of an award for long-term incentives.

(2)
Represents the grant-date fair value of restricted common stock awards granted during the fiscal year indicated, calculated in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be received by the executive. The assumptions used in calculating these values can be found in the notes to the Company's Consolidated Financial Statements included in the annual reports on Form 10-K for the fiscal years ended June 30, 2016, 2015 and 2014, respectively. Additionally, assuming the highest level of performance conditions will be achieved, the value of the stock awards at grant date would be $420,003, $751,798 and $384,687 for Messrs. Herlin, Keys and Joe, respectively.

(3)
Represents amounts for matching contributions to the 401(k) Plan on each named executive officers' behalf, life, accidental death, dismemberment and short and long-term disability insurance premiums paid by the Company on each named executive's officer's behalf. Also includes payments in lieu of coverage for officers who waive the Company's insurance coverage and a health savings account subsidy for those who elect a high deductible health plan, as well as dividends paid on unvested stock beneficially owned.

(4)	Mr. Keys was promoted to the additional role of Chief Executive Officer on January 1, 2016.

(5)
Included in all other compensation for Mr. Mazzanti is $10,920, $10,920 and $15,659 in royalty payments for GARP® Technology installations, in fiscal 2016, 2015 and 2014, respectively, per a technology assignment agreement. Per a severance agreement, Mr. Mazzanti is entitled to one year base pay, including full coverage of health insurance benefits and accelerated vesting of all unvested service based restricted stock. This totals $320,288 and is included in All Other Compensation.

(6)	Mr. Joe was promoted to Senior Vice President, Chief Financial Officer and Treasurer on January 1, 2016.
The following table sets forth information concerning annual incentive awards granted during fiscal year 2016 to each of our named executive officers.
Fiscal Year 2016 Grants of Plan-Based Awards

		Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officer	Grant Date	Threshold (#)	Target (#)	Maximum (#) (6)	All Other Stock Awards; Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($) (5) (6)
Robert S. Herlin	12/4/2015	8,621(1)	17,241(1)	25,862	—	$104,998
	12/4/2015	8,621(2)	17,241(2)	25,962	—	$78,964
			—	—	17,242(3)	$105,004

Randall D. Keys	12/4/2015	12,931(1)	25,862(1)	38,793	—	$157,500
	12/4/2015	12,931(2)	25,862(2)	38,793	—	$118,447
	12/4/2015	—	—	—	25,862(3)	$157,500
	12/4/2015	—	—	—	20,000(4)	$121,800

David Joe	12/4/2015	6,021(1)	12,042(1)	18,063	—	$73,336
	12/4/2015	6,021(2)	12,042(2)	18,063	—	$55,152
	12/4/2015	—	—	—	12,041(3)	$73,330
	12/4/2015	—	—	—	15,000(4)	$91,350

(1) Represents a performance share award (target amount) based on annual earnings to common stockholders for all named executive officers. The respective awards were 33.3% of LTI targets for Messrs. Herlin, Keys and Mr. Joe.

(2) Represents a market-based award (target amount) based on the three year annual total stockholder return ("TSR") compared to the SIG Exploration & Production Index ("EPX") for all named executive officers. The respective targets were 33.3%, of LTI targets for Messrs. Herlin, Keys and Joe. The value of these market-based grants, including contingent shares issuable upon attainment of maximum targets, was determined using a Monte Carlo simulation based on the historical volatility of the Company's total return compared to the historical volatilities of other companies in the EPX index.

(3) Represents an award of time-vested restricted stock, not subject to a performance contingency, that vests in one-fourth increments on December 4, 2016, December 4, 2017, December 4, 2018 and December 4, 2019.

(4) Represents an award of time-vested restricted stock, in conjunction with a promotion, not subject to a performance contingency, that vests in one-fourth increments on December 4, 2016, December 4, 2017, December 4, 2018 and December 4, 2019.

(5) Represents the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718, "Stock Compensation." and is generally based on the closing price of our common stock on the day prior to the date of grant or other valuation method as disclosed in the notes to our consolidated financial statements.

(6) These awards have an additional stretch performance component whereby an additional 50% of target performance awards can be earned if the defined performance metric is significantly exceeded. Such shares for the stretch performance component are considered contingent shares and were not issued at the date of grant. The fair values for performance-based shares disclosed in the above table reflect only the target restricted shares that have been issued and do not reflect values for contingent shares based on the uncertainty of meeting the performance objectives and the low probability of vesting.
2016 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding awarded securities outstanding for each named executive officer as of June 30, 2016.

	Option awards(1)					Stock awards
Name	Number of securities underlying unexercised options & warrants (#) exercisable	Number of securities underlying unexercised options & warrants (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option/ warrant exercise price ($)	Option/ warrant expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Robert S. Herlin	—	—		—	—	92,080	503,678
Randall D. Keys	—	—		—	—	161,164	881,567
David Joe	35,231			$2.19	9/7/2017
						63,873	349,385

(1)
The unvested stock options generally vest 1/16th per quarter from the date of grant. In addition, in the event of change of control, half of all the unvested options and restricted stock awards would vest on the date of such change of control and the remainder of the unvested options and restricted stock awards would vest on the employee's termination date within a year of the change of control.

(2)
The values were calculated based upon the closing price of our common stock on June 30, 2016, which was $5.47 per share. Unvested restricted stock issued prior to fiscal 2015 generally vests 1/16th per quarter from date of grant, with the last such restricted shares vesting in January 2018. Effective with fiscal 2015 grants, the vesting of service-based shares is 1/4th per year from the date of grant. In addition, fiscal 2015 and subsequent grants include restricted shares which vest based on the achievement of performance and market-based targets. Such unvested shares are included in the above table without regard to the probability of achieving such targets.

Option Exercises and Stock Vested During Fiscal Year-End 2016
The following table provides information about the value realized by the named executive officers on option exercises, vesting of restricted stock, and award payouts during fiscal year 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert S. Herlin	—	$—	17,743	$97,281
Randall D. Keys	—	—	15,158	84,458
David Joe	30,000	89,400	4,195	22,813
Change in Control Policy
In August 2010, the Board of Directors approved an employee severance policy for a change in control event. A "change in control" event is generally defined to include a tender offer, takeover bid, exchange offer or acquisition for forty percent (40%) or more of the Company's outstanding common stock. The policy applies to all employees including named executive officers and provides that in the event of a change in control, employees terminated within one year of the event shall receive severance pay in the amount of one year of base pay and targeted annual discretionary bonus, plus one year continuation of the company's subsidy of health, disability and life insurance benefits. Pursuant to the Company's Plan, the Administrator under the Plan has provided that in the event of a "change in control," half of all unvested options and stock awards would vest on the date of such "change in control" and the remainder of unvested options and stock awards would vest upon the employee's termination within a year of the "change in control."
The following table shows, as of June 30, 2016, the estimated potential payments and benefits that would be received by our named executive officers based upon a hypothetical termination of employment in each of the circumstances indicated in the table.

Named Executive Officer	Severance Plan Payment(1)	Other Benefits(2)	Fair Market Value of Accelerated Equity Compensation(3)	Total Value
Robert S. Herlin
Change in Control	$420,000	$10,441	$503,678	$934,119
Death or Disability	—	—	$503,678	$503,678
Randall D. Keys
Change in Control	$630,000	$10,389	$881,567	$1,521,956
Death or Disability	—	—	$881,567	$881,567
David Joe
Change in Control	$385,000	$24,053	$349,385	$758,438
Death or Disability	—	—	$349,385	$349,385

(1)	Represents one year salary and one year of short term incentive bonus, based on each officer's target incentive.

(2)	Represents an estimate of health insurance benefits to be provided to the named executive officer and each eligible dependent under each scenario based on actual amounts paid out in fiscal 2016.

(3)	The fair market value of accelerated equity awards includes only those awards that were not currently vested as of June 30, 2016, using a closing stock price of $5.47 per share.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of the shares of our common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of the copies of such reports received or written representations from the Reporting Persons, we believe that, with respect to the fiscal 2016 all the Reporting Persons complied with all applicable Section 16 filing requirements except the following:
1.JVL Advisors, LLC filed a late Form 4 on February 29, 2016 for disposition of EPM stock on February 19, 2016.
2.JVL Advisors, LLC on behalf of Belridge, has not yet filed a Form 4 for disposition of EPM stock on April 8, 2016.
STOCKHOLDER PROPOSALS
At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. The Board of Directors may also submit other matters to the stockholders for action at the annual meeting. Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of stockholders to be held in 2017 must be received by Evolution Petroleum Corporation not less than one hundred twenty (120) calendar days prior to October 28, 2017. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the proxy statement in 2017. Any such proposal should be directed to our Corporate Secretary at our principal executive offices located at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079.

IMPORTANT VOTING INFORMATION
SEC RULES CONCERNING THE ELECTION OF DIRECTORS
Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.
Your Participation in Voting the Shares You Own Is Important
Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our company's future.
More Information Is Available
If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.
OTHER MATTERS
Miscellaneous
Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.
Annual Report
A copy of the Company's annual report on Form 10-K without exhibits, for the fiscal year ended June 30, 2016 filed with the Securities and Exchange Commission accompanies this proxy statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, Attention: Corporate Secretary.
Householding and Combining Accounts
We may deliver only one proxy statement and annual report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like an additional copy of this proxy statement and annual report or future copies of proxy statements and annual reports may make a written or verbal request to: Continental Stock Transfer & Trust Company, 17 Battery Place New York, NY 10004, (800) 509-5586.
Similarly, any stockholders sharing an address and currently receiving multiple copies of proxy statements and annual reports may request that only a single copy of a proxy statement and annual report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder's shares into a single account can do so by contacting Continental Stock Transfer at the address and telephone number above.

By Order of the Board of Directors,
/s/ RANDALL D. KEYS Randall D. Keys President and Chief Executive Officer

Houston, Texas
October 28, 2016

Appendix A

EVOLUTION PETROLEUM CORPORATION
2016 EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.

i.General Purpose. The name of this plan is the Evolution Petroleum Corporation 2016 Equity Incentive Plan (the "Plan"). The purposes of the Plan are to (a) enable Evolution Petroleum Corporation, a Nevada corporation (the "Company"), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company's business.

ii.Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

iii.Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards.

2.Definitions.

"Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
"Applicable Laws" means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
"Award" means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award or a Performance Compensation Award.
"Award Agreement" means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.
"Board" means the Board of Directors of the Company, as constituted at any time.
"Cause" means:
(a)    With respect to any Employee or Consultant:
(i)    If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or
(ii)    If no such agreement exists, or if such agreement does not define Cause: (A) a plea of guilty or no contest to a felony or the commission of any other act involving material willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (B) conduct that results in material harm to the reputation or business of the Company or any of its Affiliates; (C) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (D) material violation of state or federal securities laws.
(b)    With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:
(i)    malfeasance in office, including material undisclosed conflict of interest;
(ii)    gross misconduct or neglect;
(iii)    false or fraudulent misrepresentation inducing the director's appointment;
(iv)    willful conversion of corporate funds; or
(v)    repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
"Change in Control" means:
(a)    One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's stock and acquires additional stock;
(b)    One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing 30% or more of the total voting power of the stock of such corporation;
(c)    A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(d)    One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
"Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.
"Common Stock" means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.
"Company" means Evolution Petroleum Corporation, a Nevada corporation, and any successor thereto.
"Consultant" means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services and is not an Employee or Director.
"Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the

Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
"Covered Employee" has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by IRS Notice 2007-49, and related IRS guidance.
"Director" means a non-Employee member of the Board.
"Disability" means that the Participant is determined disabled by the Social Security Administration or under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the long-term disability plan determines a Participant disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected result in death or can be expected to last for a period of not less than 12 months; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.
"Disqualifying Disposition" has the meaning set forth in Section 14.12.
"Effective Date" shall mean the date as of which this Plan is adopted by the Board.
"Employee" means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Fair Market Value" means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported by such exchange or in any reliable financial reporting service. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
"Good Reason" means:
(a)    If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or
(b)    If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant's express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant's knowledge of the applicable circumstances): (i) any material, adverse change in the Participant's duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant's base salary or bonus opportunity; or (iii) a geographical relocation of the Participant's principal office location by more than fifty (50) miles from the Participant’s residence. *
"Grant Date" means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
"Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.4(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.
"Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3.
"Non-qualified Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
"Option" means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.
"Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
"Option Exercise Price" means the price at which a share of Common Stock may be purchased upon the exercise of an Option.
"Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
"Participant" means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
"Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.4 of the Plan.
"Performance Criteria" means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following:
(a)    net earnings or net income (before or after taxes);
(b)    basic or diluted earnings per share (before or after taxes);
(c)    net revenue or net revenue growth;
(d)    gross revenue;
(e)    gross profit or gross profit growth;
(f)    net operating profit (before or after taxes);
(g)    return on assets, capital, invested capital, equity, or sales;
(h)    cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(i)    earnings before or after taxes, interest, depreciation and/or amortization;
(j)    gross or operating margins;

(k)    improvements in capital structure;
(l)    budget and expense management;
(m)    productivity ratios;
(n)    economic value added or other value added measurements;
(o)    share price (including, but not limited to, growth measures and total shareholder return);
(p)    expense targets;
(q)    margins;
(r)    operating efficiency;
(s)    working capital targets;
(t)    enterprise value;
(u)    safety record;
(v)    completion of acquisitions or business expansion;
(x)    reserve growth;
(y)    reserve replacement;
(z)    production growth;
(aa)    finding and development costs;
(bb)    drilling programs commenced;
(cc)    drillable prospects, capabilities and critical path items established;
(dd)    acquisition cost efficiency;
(ee)    acquisitions of oil and gas interests; and
(ff)    third-party capital sourcing.
Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
"Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

"Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:
(a)    asset write-downs;
(b)    litigation or claim judgments or settlements;
(c)    the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(d)    any reorganization and restructuring programs;
(e)    extraordinary, unusual or infrequently occurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year;
(f)    acquisitions or divestitures;
(g)    any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(h)    foreign exchange gains and losses; and
(i)    a change in the Company's fiscal year.
"Performance Period" means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.
"Performance Share Award" means any Award granted pursuant to Section 7.3 hereof.
"Performance Share" means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.
"Permitted Transferee" means: (a) a member of the Optionholder's immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.
"Plan" means this Evolution Petroleum Corporation 2016 Equity Incentive Plan, as amended and/or amended and restated from time to time.
"Related Rights" has the meaning set forth in Section 7.1(a).
"Restricted Award" means any Award granted pursuant to Section 7.2(a).
"Restricted Period" has the meaning set forth in Section 7.2(a).

"Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
"Securities Act" means the Securities Act of 1933, as amended.
"Stock Appreciation Right" means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.
"Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.Administration.

i.Authority of Committee. The Plan shall be administered by the Committee or, in the Board's sole discretion, by the Board. Subject to the terms of the Plan, the Committee's charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)to construe and interpret the Plan and apply its provisions;

(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act;

(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)from time to time to select, subject to the limitations set forth in this Plan, those

(g) Participants to whom Awards shall be granted;

(h)to determine the number of shares of Common Stock to be made subject to each Award;
(i)to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(j)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(k)to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(l)to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(m)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award, such amendment shall also be subject to the Participant's consent;

(n)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies;

(o)to make decisions with respect to outstanding Awards that may become necessary upon a Change of Control or an event that triggers anti-dilution adjustments;

(p)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(q)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.
ii.Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

iii.Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the

Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

iv.Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

v.Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.Shares Subject to the Plan.

i.Subject to adjustment in accordance with Section 11, a total of 1,100,000 (One million, one hundred thousand) shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 330,000 (three hundred thirty thousand) shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

ii.Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

iii.Subject to adjustment in accordance with Section 11, no Participant shall be granted, during any one (1) year period, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 330,000 (three hundred thirty thousand) shares of Common Stock in the aggregate or any other Awards with respect to more than 165,000 (one hundred sixty-five thousand) shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.

iv.Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall not become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a cash or stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.Eligibility.

i.Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

ii.Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

i.Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

ii.Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

iii.Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

Except for either adjustments pursuant to Section 11, or reductions of the Option Exercise Price approved by the Company's stockholders, the Option Exercise Price for any outstanding Option may not be decreased after the Grant Date nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price or for cash.
iv.Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a "cashless" exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

v.Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

vi.Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

vii.Vesting of Options. Unless otherwise provided in the Award Agreement, each Option shall vest and therefore become exercisable in annual installments over a four-year period beginning on the Grant Date. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

viii.Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder's Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

ix.Extension of Termination Date. An Optionholder's Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant's Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

x.Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

xi.Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the

Optionholder's death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

xii.Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.Provisions of Awards Other Than Options.

i.Stock Appreciation Rights.

(a)General
Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted in tandem with an Option granted under the Plan ("Related Rights") or alone.
(b)Grant Requirements

Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.
(c)Term of Stock Appreciation Rights

The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.
(d)Vesting of Stock Appreciation Rights

Unless otherwise provided in the Award Agreement, each Stock Appreciation Right shall vest and therefore become exercisable in annual installments over a four-year period beginning on the Grant Date. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.
(e)Exercise and Payment

Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.
(f)Exercise Price

The exercise price of a stand-alone Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant

Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.
(g)Reduction in the Underlying Option Shares

Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
ii.Restricted Awards.

(a)General

A Restricted Award is an Award of actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Restricted Stock and Restricted Stock Units

(i)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void unless otherwise waived by the Committee. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

(ii)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Unless the Committee determines otherwise, Dividend Equivalents shall be accrue and be paid upon settlement of the Restricted Stock Units in accordance with the terms of the Award Agreement. The Committee has the discretion to pay such Dividend Equivalents in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable. To the extent that all or part of the Restricted Stock Units subject to the Award are forfeited, the Dividend Equivalents that relate to such forfeited Restricted Stock Units shall also be forfeited.

(c)Restrictions

(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(d)Restricted Period

Unless otherwise provided in the Award Agreement, the Restricted Period shall be a four-year period beginning on the Grant Date over which the Restricted Award shall vest with respect to 1/4 of the Award on each anniversary of the Grant Date. The Restricted Award may be subject to such other terms and conditions (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Restricted Awards may vary. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.
(e)Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit ("Vested Unit"); provided, however, that, if otherwise provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units with respect to each Vested Unit.
(f)Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
iii.Performance Share Awards.

(a)Grant of Performance Share Awards

Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, Section 7.4, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.
(b)Earning Performance Share Awards

The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.
iv.Performance Compensation Awards.

(a)General

The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code.
(b)Eligibility

The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided in accordance with the Plan and the applicable Award Agreement. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.
(c)Discretion of Committee with Respect to Performance Compensation Awards

With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), which Award will also be a Performance Compensation Award, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.4(c) and record the same in writing.
(d)Payment of Performance Compensation Awards

(i)Condition to Receipt of Payment

Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)Limitation

Unless otherwise provided in an Award Agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.
(iii)Certification

Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.4(d)(iv) hereof, if and when it deems appropriate.
(iv)Use of Discretion

In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 7.4(d)(vi) of the Plan.
(v)Timing of Award Payments

Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4, but in no event later than the short-term deferral deadline under Section 409A of the Code.
(vi)Maximum Award Payable

Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period (excluding any Options and Stock Appreciation Rights) is 165,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.4(a) shall be $500,000.
8.Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award.

If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.Use of Proceeds from Stock.

i.Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.Miscellaneous.

i.Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

ii.Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

iii.No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

iv.Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

v.Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum marginal income tax rates, including federal, state and local, as applicable; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.Adjustments Upon Changes in Stock.

i.In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.4(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.Effect of Change in Control.

i. In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

ii.The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.Amendment of the Plan and Awards.

i.Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

ii.Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

iii.Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

iv.No Adverse Affect. Rights under any Award granted before amendment of the Plan shall not be adversely affected by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

v.Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not adversely affect any material rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.General Provisions.

i.Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

ii.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

iii.Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

iv.Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

v.Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

vi.Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

vii.Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

viii.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

ix.Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

x. Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

xi.Disqualifying Dispositions. Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a "Disqualifying Disposition") shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

xii.Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

xiii.Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's federal income tax deduction for compensation paid pursuant to any such Award.

xiv.Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

xv.Expenses. The costs of administering the Plan shall be paid by the Company.

xvi.Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

xvii.Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

xviii.Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.Effective Date of Plan.

i.The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.Termination or Suspension of the Plan.

i.The Plan shall terminate automatically on the tenth anniversary of the date on which shareholders approve the Plan. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 7.4 of the Plan and the definition of "Performance Goal" and "Performance Criteria" to the Company's shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 7.4 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

17.Choice of Law.

i.The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

As adopted by the Board of Directors of Evolution Petroleum Corporation on October 25, 2016.
As approved by the shareholders of Evolution Petroleum Corporation on December ___, 2016.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

EVOLUTION PETROLEUM CORPORATION

2016 Annual Meeting of Stockholders

December 8, 2016
10:00 A.M. local time

This Proxy is Solicited On Behalf Of The Board Of Directors

PLEASE SIGN, DATE AND MAIL IN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED AS SOON AS POSSIBLE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

Nominees	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
(01) Edward J. DiPaolo (02) William E. Dozier (03) Robert S. Herlin (04) Kelly W. Loyd (05) Gene G. Stoever	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

Proposal	FOR	AGAINST	ABSTAIN
2. Adoption of the Company's 2016 Equity Incentive Plan	☐	☐	☐
3. Ratification of the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for fiscal year ending June 30, 2017.	☐	☐	☐
4. Approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2016.**

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Proxy Statement and our 2016 Annual Report to Stockholders are available at http://www.evolutionpetroleum.com/proxy-materials.html

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EVOLUTION PETROLEUM CORPORATION

The undersigned appoints Randall Keys, David Joe and Karon Mueller, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Evolution Petroleum Corporation, held of record by the undersigned at the close of business on October 14, 2016 at the annual meeting of stockholders to be held at the Company's offices at 1155 Dairy Ashford, Suite 425 Houston, Texas 77079 on Thursday, December 8, 2016, at 10:00 a.m. (local time), or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the reverse side)